Exhibit 10.1

RAND WORLDWIDE, INC.

OMNIBUS EQUITY COMPENSATION PLAN

AUGUST 22, 2012

1. Purpose. The purpose of the Plan is to provide designated (a) Employees of the Company and its Affiliates and (b) Non-Employee Directors of the Company with the opportunity to receive grants of Options, Stock Units, Performance Units, Stock Awards and Other Stock-Based Awards. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the Participants with those of the stockholders.

All capitalized terms shall be as defined in Section 2 hereof.

2. Definitions. Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Affiliate” means any “parent corporation” and any “subsidiary corporation” of the Company, as such terms are defined in Section 424 of the Code.

(b) “Board of Directors” or “Board” means the Company’s board of directors.

(c) “Cause” means, for purposes of a termination of a Participant’s employment or service with the Company or a Subsidiary for Cause, one or more of: (i) the Participant’s misappropriation of corporate funds; (ii) Participant’s conviction of a felony; (iii) the Participant’s conviction of any crime involving theft, dishonesty, or more turpitude; (iv) if the Participant is an employee, the Participant’s willful violation of directions of the board of directors of the Company or a Subsidiary which are consistent with Participant’s employment duties; (v) falsification of any material representation made by the Participant to the Company or a Subsidiary; (vi) verifiable evidence that the Participant has engaged in sexual harassment of a nature that could give rise to liability on the part of the Company or a Subsidiary; and/or (vii) if the Participant is a party to an employment agreement with the Company or a Subsidiary, any event that constitutes “cause” as defined in that employment agreement or, if no such definition is contained in that employment agreement, the Participant’s material breach of any of the terms of such employment agreement; provided, however, that any condition or occurrence specified in items (i), (iv), (v), (vi) or (vii) of this subsection (c) shall be deemed to exist only upon a finding by a majority vote of the entire board of directors of the Company or a Subsidiary, as applicable, after at least 10 days’ written notice to the Participant specifying the condition or occurrence proposed to be claimed and after an opportunity for the Participant to be heard at a meeting of such board of directors.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes, within the 12-month period ending on the date of such person’s most recent acquisition, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change in Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, securities entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); and provided further that ownership or control of the Company’s voting securities, individually or collectively, by any Affiliate that is a benefit plan sponsored by the Company or any Affiliate shall not constitute a Change in Control.

(ii) The consummation of (A) a merger, consolidation, or similar extraordinary event involving the Company and another entity where the stockholders of the Company, immediately prior to the merger, consolidation or similar extraordinary event, will not beneficially own, immediately after the merger, consolidation or similar extraordinary event, securities entitling such holders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or (B) a sale or other disposition of all or substantially all of the assets of the Company; or

(iii) During any 12-month period after the Effective Date, individuals who at the beginning of such period constituted the Board of Directors cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of at least a majority of the directors who were not directors at the beginning of such period, was approved by a vote of at least two-thirds of the directors then in office at the time of such election or nomination who either (i) were directors at the beginning of such period or (ii) whose appointment, election or nomination for election was previously so approved.

Notwithstanding the foregoing, the Committee may modify the definition of a Change in Control for a particular Grant as the Committee deems appropriate to comply with Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of the Board of Directors comprised solely of two or more independent directors as the Board of Directors may appoint to administer the Plan, or, if such committee has not been appointed, the full Board of Directors. Notwithstanding the foregoing, with respect to Grants to Employees that are intended as “qualified performance-based compensation” (as defined under Section 162(m) of the Code), as well as to Employees who are officers of the Company, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” (as defined under Section 162(m) of the Code and related U.S. Department of the Treasury regulations) and “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act.

(g) “Company” means Rand Worldwide, Inc., a Delaware corporation, and any successor thereto.

(h) “Date of Grant” means the date a Grant is effective.

(i) “Director” means a member of the Board of Directors.

(j) “Effective Date” means August 22, 2012, subject to approval by the stockholders of the Company.

(k) “Eligible Person” has the meaning given such term in Section 6(a) of this Plan.

(l) “Employee” means an employee of the Company or of a Subsidiary (including an officer or director who is also an employee).

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” of a Share on any given date under this Plan shall be determined as follows:

(iv) If Shares are at the time listed or admitted to trading on any national securities exchange or national market system, then the Fair Market Value shall be the average of the closing sales prices per Share for the five (5) trading days immediately preceding the date of determination as reported on such exchange or system.

(v) If Shares are not at the time listed or admitted to trading on any national securities exchange or national market system but are traded in the over-the-counter market, then the Fair Market Value shall be the average of the high bid price and the low ask price per Share for the five (5) trading days immediately preceding the date of determination as reported through the over-the-counter market.

(vi) If Shares are not listed or admitted to trading on any national securities exchange or national market system or traded in the over-the-counter market, then the Fair Market Value shall be determined by the Committee pursuant to a reasonable method adopted by the Committee in good faith for such purpose in accordance with applicable law.

(o) “Grant” means an Option, Stock Unit, Performance Unit, Stock Award, or Other Stock-Based Award granted under the Plan.

(p) “Grant Agreement” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(q) “Incentive Option” means an Option which by its terms is intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Code, as described in Section 7.

(r) “Non-Employee Director” means a Director who is not an officer or employee of the Company and who is (i) a “nonemployee director” within the meaning of Exchange Act Rule 16b-3, or any successor regulation, and (ii) an “outside director” within the meaning of Section 162(m) of the Code; provided, however, that item (ii) shall apply only with respect to grants of Options intended by the Committee to qualify as “performance-based compensation” under Section 162(m) of the Code.

(s) “Nonstatutory Option” means any Option that is not an Incentive Option, as described in Section 7.

(t) “Option” means an option to purchase Shares at an Option Price for a specified period of time under this Plan.

(u) “Option Period” shall have the meaning given such term in Section 7(d) of this Plan.

(v) “Option Price” means the price paid or to be paid by a Participant for a Share upon exercise of an Option.

(w) “Other Stock-Based Award” means any Grant based on, measured by or payable in Shares (other than Grants described in Sections 7, 8, 9, 10, 11 and 12), as described in Section 13.

(x) “Participant” means an Eligible Person designated by the Committee to receive a Grant under the Plan.

(y) “Performance Units” means an award of phantom units, representing one or more Shares, as described in Section 9 hereof.

(z) “Person” means as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates (as defined under Rule 12b-2 of the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

(aa) “Plan” means this 2012 Omnibus Equity Compensation Plan of the Company, as in effect from time to time.

(bb) “Share” means a share of Stock.

(cc) “Stock” means the common stock, par value $.01 per Share, of the Company or such other securities of the Company as may be substituted for Stock pursuant to Sections 5(d) or 16 hereof.

(dd) “Stock Award” means an award of Shares, as described in Section 10 hereof.

(ee) “Stock Unit” means an award of a phantom unit, representing one or more Shares, as described in Section 8 hereof.

(ff) “Subsidiary” means any subsidiary of the Company as defined in Section 424(f) of the Code.

(gg) “Successor Participant” means the personal representative or other person entitled to succeed to the rights of the Participant in accordance with Section 15 hereof.

(hh) “Ten Percent Owner” means a Person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, securities possessing more than 10% of the total combined voting power of all classes of securities of the Company (or its parent or subsidiary corporations). Whether a person is a Ten Percent Owner shall be determined with respect to each Grant based on the facts existing on the Date of Grant of such Grant.

3. Administration.

(a) Committee. The Plan shall be administered and interpreted by the Committee. Day to day administrative functions may be performed by employees of the Company, as approved by the Committee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Employees and Non-Employee Directors to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 19 hereof, (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Grants under the Plan, and (vi) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Grants awarded hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

4. Grants. Grants under the Plan may consist of Options, Stock Units, Performance Units, Stock Awards, and Other Stock-Based Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee in separate guidelines or to the individual in the Grant Agreement or an amendment to the guidelines or Grant Agreement. The Committee shall approve the form and provisions of each Grant Agreement. Grants under a particular Section of the Plan need not be uniform as among the Participants. All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Notwithstanding any provision of the Plan to the contrary, the Committee may make Grants that are contingent on, and subject to, shareholder approval of the Plan or an amendment to the Plan.

5. Shares of Stock Subject to the Plan.

(a) Shares Authorized. Subject to adjustment as described below, the aggregate number of Shares that may be issued or transferred under the Plan is 2,000,000. The Shares may be authorized but unissued Shares or reacquired Shares, including Shares purchased by the Company on the open market for purposes of the Plan. Grants paid in cash shall not count against the foregoing Share limits.

(b) Share Counting. For administrative purposes, when the Committee makes a Grant payable in Shares, the Committee shall reserve Shares equal to the maximum number of Shares that may be payable under the Grant. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered after the Effective Date without having been exercised or if any Stock Awards, Stock Units, Performance Units, or Other Stock-Based Awards (or granted under the Prior Plans prior to the Effective Date) are forfeited or terminated, or otherwise not paid in full after the Effective Date, the Shares subject to such Grants shall again be available for purposes of the Plan. To the extent Grants are paid in cash, and not in Shares, any Shares previously reserved for issuance or transfer pursuant to such Grants shall again be available for issuance or transfer under the Plan.

(c) Individual Limits. All Grants under the Plan shall be expressed in Shares. The individual limits described in this subsection (c) shall apply without regard to whether the Grants are to be paid in Shares or in cash. All cash payments shall equal the Fair Market Value of the Shares to which the cash payment relates.

(d) Adjustments. If there is any change in the number or kind of Shares outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of Shares available for issuance under the Plan, the maximum number of

Shares for which any individual may receive pursuant to Grants in any year, the number of Shares covered by outstanding Grants, the kind of Shares to be issued or transferred under the Plan, and the price per Share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated by adjusting the number of Shares to the nearest smaller whole number of Shares. Any adjustment in Incentive Options under this Section 5(d) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 5(d) shall be made in a manner which does not adversely affect the exemption provided pursuant to Exchange Act Rule 16b-3. Further, with respect to Options intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for Options under Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

6. Eligibility for Participation.

(a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, all Non-Employee Directors and consultants of the Company or of a Subsidiary (each an, “Eligible Person”) shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select the Eligible Persons to receive Grants and shall determine the terms and conditions of the Grant and the number of Shares subject to each Grant.

7. Options.

(a) General Requirements. The Committee may grant Options to an Eligible Person upon such terms and conditions as the Committee deems appropriate under this Section 7 hereof.

(b) Number of Shares. The Committee shall determine the number of Shares that will be subject to each Grant of Options to Eligible Persons.

(c) Type of Option and Price.

(i) The Committee may grant Incentive Options or Nonstatutory Options or any combination of Incentive Options and Nonstatutory Options. Incentive Options may be granted only to Employees. Non-Employee Directors may be granted Nonstatutory Options only.

(ii) The Option Price shall be set by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of the Shares subject to the Grant on the Date of Grant. In addition, an Incentive Stock Option granted to an Eligible Person who, at the time of grant, is a Ten Percent Owner shall have an Option Price per Share which is at least equal to 110% of the Fair Market Value of a Share on the Date of Grant.

(d) Vesting; Option Period. An Option shall vest and become exercisable in such manner and on such date or dates as are determined by the Committee, which need not be the same for all Participants. The term of each Option (the “Option Period”) shall expire at such time as the Committee shall determine; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from its Date of Grant. In addition, an Incentive Option granted to an Eligible Person who, at the time of grant, is a Ten Percent Owner shall not have an Option Period that is longer than the date that is five (5) years after its Grant Date. Notwithstanding any vesting date or dates set by the Committee in a Grant Agreement, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of the Option other than with respect to exercisability. If an Option is exercisable in installments, then such installments or portions thereof which become exercisable shall remain exercisable until the expiration of the Option Period.

(e) Termination of Employment or Service. If a Participant’s employment or service with the Company or a Subsidiary terminates for any reason other than because the Participant becomes disabled (as defined in Section 22(e)(3) of the Code) or dies or is terminated by the Company or a Subsidiary for Cause, then any Option held by the Participant may be exercised by the Participant at any time within the shorter of the Option Period or 45 days after the date of such termination, but only to the extent that the Option was exercisable at the time of such termination. If a Participant’s employment or service with the Company or a Subsidiary terminates because the Participant becomes disabled (as defined in Section 22(e)(3) of the Code) or dies, then any Option held by that Participant may be exercised by the Participant or the Participant’s trustee, executor or administrator, as applicable, at any time within the shorter of the Option Period or twelve (12) months after the date of such termination, but only to the extent the Option was exercisable at the time of such termination. If a Participant’s employment or service with the Company or a Subsidiary is terminated by the Company or a Subsidiary for Cause, then any Option held by that Participant, whether vested or unvested, shall immediately lapse and be forfeited as of the date of termination. In all cases, any Option (or portion thereof) that is not exercisable at the time of a Participant’s termination of employment or service or which is exercisable but is not exercised within the time periods described above shall terminate. Military or sick leave shall not be deemed a termination under this Section 7(e), provided that such leave does not exceed the longer of three (3) months or the period during which the reemployment rights of the absent employee are guaranteed by statute or by contract. Notwithstanding anything to the contrary, a Participant whose employment or service terminates because of retirement may exercise the Participant’s Nonstatutory Options within twelve (12) months after the date of retirement but only to the extent such Nonstatutory Options were exercisable on the date of retirement and in no event after the Option Period.

(f) Exercise of Options. The Options shall be exercised by delivering written notice to the Company stating the number of Shares to be purchased, the person or persons in whose name the Shares are to be registered and each such person’s address and social security number. Such notice shall not be effective unless accompanied by the aggregate Option Price for all Shares to be purchased, and any applicable withholding taxes (as described in Section 14 hereof). Such aggregate Option Price and applicable withholding taxes shall be payable in cash or by certified, cashier’s or personal check; provided, however, that if payment is made by personal check, then the written notice of exercise shall not be effective, and the Shares payable upon exercise shall not be issued to the Participant, until the date on which the Company receives confirmation from its financial institution that the personal check has been paid in full.

(g) Annual Limit on Incentive Options. To the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of Shares with respect to which any Participant may first exercise Incentive Options (granted under this Plan and all other equity compensation plans of the Company) during any calendar year exceeds $100,000 or such other amount as shall be specified in Section 422 of the Code and rules and regulations thereunder, such excess Incentive Options shall be treated as Nonstatutory Options.

8. Stock Units.

(a) General Requirements. The Committee may grant Stock Units to any Eligible Person, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a Share or an amount based on the value of a Share. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment with Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Shares, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of Shares that shall be paid under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

9. Performance Units.

(a) General Requirements. The Committee may grant Performance Units to an Eligible Person, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Performance Unit shall represent the right of the Participant to receive a Share or an amount based on the value of a Share, if specified performance goals are met. All Performance Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(b) Terms of Performance Units. The Committee shall establish the performance goals and other conditions for payment of Performance Units. Performance Units may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Performance Units.

(c) Payment with Respect to Performance Units. Payment with respect to Performance Units shall be made in cash, in Shares, or in a combination of the two, as determined by the Committee. The Committee shall establish in the Grant Agreement a target amount to be paid under a Performance Unit based on achievement of the performance goals.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Performance Units after termination of the Participant’s employment or service, and the circumstances under which Performance Units may be forfeited.

10. Stock Awards

(a) General Requirements. The Committee may issue or transfer Shares to an Eligible Person under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 10. Shares issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

(b) Number of Shares. The Committee shall determine the number of Shares to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

(c) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(d) Restrictions on Transfer. For so long as Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the Shares granted thereby except upon death as described in Section 15 hereof. Each certificate, or electronic book entry equivalent, for a Share granted pursuant to a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such Shares have lapsed. The Committee may retain possession of any stock certificates for Stock Awards until all restrictions on such Shares have lapsed.

(e) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote Shares awarded pursuant to a Stock Award and to receive any dividends or other distributions paid on such Shares during the restriction period. The Committee may determine that a Participant’s entitlement to dividends or other distributions with respect to a Stock Award shall be subject to achievement of performance goals or other conditions.

11. Other Stock-Based Awards. The Committee may grant other awards that are cash-based or based on, measured by or payable in Shares to Eligible Persons, on such terms and conditions as the Committee deems appropriate under this Section 11. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Shares or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

12. Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Performance Units, Stock Awards, or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this Section 12 shall apply to any such Grants that are to be considered “qualified performance-based compensation” under Section 162(m) of the Code. To the extent that Grants of Stock Units, Performance Units, Stock Awards, or Other Stock-Based Awards designated as “qualified performance-based compensation” under Section 162(m) of the Code are made, no such Grant may be made as an alternative to another Grant that is not designated as “qualified performance based compensation” but instead must be separate and apart from all other Grants made.

(b) Performance Goals. When Stock Units, Performance Units, Stock Awards, or Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of Section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: Stock price, earnings per Share, net earnings or profits, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets, cash position or goals relating to acquisitions or divestitures. The performance goals may relate to the Participant’s business unit or the performance of the Company, an Affiliate, a Subsidiary or the Company and its Affiliates and Subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) ninety (90) days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify and announce the results for the performance period to all Participants after the Company announces the Company’s financial results for the performance period. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the terms of each Grant Agreement.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants shall be payable, in whole or in part, in the event of the Participant’s death of disability, a Change in Control or under other circumstances consistent with the U.S. Department of the Treasury regulations and rulings under Section 162(m) and Section 409A of the Code.

13. Deferrals. To the extent permitted by applicable law, including Section 409A of the Code and the corresponding U.S. Department of the Treasury regulations and rulings, the Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant in connection with any Grant.

14. Withholding of Taxes.

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may (i) require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or (ii) to the extent permitted by law, deduct from other wages paid by the Company or a Subsidiary the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. Unless the Committee determines otherwise, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Shares by having Shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal

(including FICA), state and local tax liabilities. Such election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee. The value of the Shares to be withheld shall be based on the Fair Market Value of such Shares on the date that the amount of tax to be withheld is to be determined. All elections by a Participant shall be irrevocable and be made in writing and in such manner as determined by the Committee in advance of the day that the transaction becomes taxable.

15. Transferability of Grants.

(a) In General. Except as provided in this Section, only the Participant or his or her legal guardian or representative may exercise rights under a Grant during the Participant’s lifetime. Unless specifically allowed by the Committee and set forth in a Grant Agreement, a Participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate those rights except by will or by the laws of descent and distribution, or, with respect to Grants. When a Participant dies, the Successor Participant may exercise such rights in accordance with the terms of the Plan. A Successor Participant must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonstatutory Options. Notwithstanding the foregoing or any other provision of this Plan to the contrary, but subject to the consent of the Committee, to the extent permissible under Exchange Act Rule 16b-3, a Participant who is granted Nonstatutory Options pursuant to this Plan may transfer such Nonstatutory Options to his or her spouse, lineal ascendants, lineal descendants, or to trusts for their benefit, provided that the Nonstatutory Options so transferred may not again be transferred other than to the Participant originally receiving the grant of Nonstatutory Options or to an individual or trust to whom such Participant could have transferred Nonstatutory Options pursuant to this Section 15(b). Nonstatutory Options that are transferred pursuant to this Section 15(b) shall be exercisable by the transferee subject to the same terms and conditions as would have applied to such Nonstatutory Options in the hands of the Participant originally receiving the grant of such Nonstatutory Options.

16. Consequences of a Change in Control.

(a) Notice and Acceleration. Upon a Change in Control, (i) the Company shall provide each Participant with outstanding Grants written notice of such Change in Control, (ii) all outstanding Options shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, (iv) Participants holding outstanding Performance Units shall receive payment in settlement of such Performance Units, in an amount determined by the Committee, based on the Participant’s target payment for the performance period and the portion of the performance period that precedes the Change in Control, (v) all outstanding Stock Units shall become payable in cash or Shares in an amount not less than their target amounts, as determined by the Committee, and (vi) Other Stock-Based Awards shall become fully payable in cash or Shares, in amounts determined by the Committee.

(b) Assumption of Grants. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options and rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Grants that remain outstanding shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change in Control, the Committee may take any of the following actions with respect to any or all outstanding Options, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options in exchange for a payment by the Company, in cash or Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value subject to the Participant’s unexercised Options exceeds the Option Price of the Options, or (ii) after giving Participants an opportunity to exercise their outstanding Options, the Committee may terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change in Control or such other date as the Committee may specify.

(d) Committee. The Committee making the determinations under this Section 16 following a Change in Control must be comprised of the same members as those of the Committee immediately before the Change in Control. If the Committee members do not meet this requirement, the automatic provisions of subsections (a) and (b) of this Section shall apply, and the Committee shall not have discretion to vary them.

(e) Modifications. The terms of this Section 16 may be varied by the Committee in any particular Grant Agreement.

17. Requirements for Issuance of Shares. No Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee shall deem necessary or advisable, and certificates representing such Shares may be legended to reflect any such restrictions. The Committee may require each person acquiring Shares pursuant to a Grant to represent to and agree with the Company in writing that such person is acquiring the Shares for investment purposes and without a view to the distribution thereof. Certificates representing Shares issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a restrictive or other legend be placed thereon.

18. Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Nonstatutory Option granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of Shares as the Option surrendered, subject to the aggregate maximum number of Shares available under the

Plan as set forth in Section 5(a) of this Plan, or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonstatutory Option surrendered.

19. Amendment and Termination of the Plan.

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. In addition, the Committee may at any time, in its sole discretion, alter or amend any or all of the outstanding Grant Agreements to the extent not prohibited by law. Notwithstanding the foregoing, however, no amendment, alteration, or termination of this Plan or of any Grant Agreement shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 20(b) hereof.

(b) No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, without the prior approval of the Company’s stockholders, no Grant under the Plan may be repriced, replaced, regranted through cancellation or modified if the effect would be to reduce the exercise price for the shares underlying such Grant; provided, however, that the foregoing shall not apply to any adjustment made to a Grant pursuant to Section 5(d) hereof. In addition, without the prior approval of the Company’s stockholders, the Committee may not cancel an outstanding Grant that is underwater for the purpose of granting a replacement Grant of a different type.

(c) Shareholder Approval for “Qualified Performance-Based Compensation”. If Stock Units, Performance Units, Stock Awards, or Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 12 hereof, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12 hereof, if additional Grants are to be made under Section 12 hereof and if required by Section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the 10th anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

20. Miscellaneous.

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.

(b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants comply with the applicable provisions of Sections 162(m), 409A and 422 of the Code, and this Plan and all Grants shall be administered in a manner which complies with, and all interpretations, decisions and determinations by the Committee shall be construed as though intended to comply with, such sections. To the extent that any legal requirement of Section 16 of the Exchange Act or Sections 162(m), 409A or 422 of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Sections 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply. Notwithstanding anything to the contrary contained in this Plan, or in any Grant Agreement, but subject to any stockholder approval requirements imposed by applicable law, the Board may amend the Plan and the Committee may amend or cancel any Grant, to take effect retroactively or otherwise, without the consent of the holders of outstanding Grants as deemed necessary or advisable for the purpose of conforming the Plan and/or a Grant to, or exempting the Plan and /or any Grant from, Sections 162(m), 409A and/or 422 of the Code and/or any other present or future law relating to plans of this or similar nature and to the administrative regulations and rulings promulgated thereunder. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. Neither the Company nor any other company shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company or any other company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company or any other company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Other Compensation Arrangements; Claim to Options; Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. Nothing in this Plan shall entitle any Eligible Person or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.

(f) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or Director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(g) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof that would apply the law of a another state.

(j) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

(k) Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates and Subsidiaries.

(l) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(m) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

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